Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF MARYLAND

STAR SCIENTIFIC, INC.

Plaintiff

vs.	CIVIL ACTION NO. MJG-01-1504 (Consolidated with MJG-02-2504)

R. J. REYNOLDS TOBACCO COMPANY, et al. Defendants

NOTICE OF DECISION ISSUANCE

The Court finds it appropriate to provide all persons having an interest in this case with the opportunity for simultaneous immediate access to this Court’s decisions. Accordingly, the Court notified counsel by letter, on Friday, January 12, 2007, that it expected that certain decisions would be issued by the end of this week. Counsel were further notified that, today, they would be advised of the date and time when the decisions would be available.

Accordingly, the Court expects that on Friday, January 19 at 3:20 p.m. E.S.T. the public may have access, by going to http://www.mdd.uscourts.gov, and clicking on the “News” button therein, the Court’s decisions on:

1.	Defendants’ Motion for Summary Judgment of Invalidity Based on Claim Indefiniteness [Paper 668],

2.	Plaintiff’s Cross-Motion for Summary Judgment that all the Asserted Claims of the Patents-in-Suit are Not Indefinite [Paper 682], and

3.	Defendants’ Motion for Summary Judgment of Invalidity Based on the Effective Filing Date of the Patents-in-Suit [Paper 669].

SO DECLARED, on Tuesday, January 16, 2007.

/s/
Marvin J. Garbis
United States District Judge

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